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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF

                         11 1/2% SENIOR NOTES DUE 2005

                                       OF

                          OCWEN ASSET INVESTMENT CORP.

      This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date (as defined in the Prospectus referred to below),
(ii) certificates for the Company's (as defined below) 11 1/2% Senior Notes due 2005 (the "Old Notes") are not immediately available or (iii) Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to Norwest Bank Minnesota, National Association (the "Exchange Agent") on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Old Notes" in the Prospectus.

                  The Exchange Agent for the Exchange Offer is:

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

 By Registered or Certified Mail:                               In Person:

     Norwest Bank Minnesota,                               Northstar East Bldg.
       National Association                                  608 2nd Ave. S.
    Corporate Trust Operations                                  12th Floor
          P.O. Box 1517                                  Corporate Trust Services
    Minneapolis, MN 55480-1517                          Minneapolis, MN 55479-0113



  By Hand or Overnight Courier:                By Facsimile (for Eligible Institutions only):

     Norwest Bank Minnesota,                                    (612) 667-4927
       National Association
    Corporate Trust Operations                           Confirm Receipt of Notice of
          Norwest Center                              Guaranteed Delivery by Telephone:
       Sixth and Marquette
    Minneapolis, MN 55479-0113                                  (612) 667-9764

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

      The undersigned hereby tenders to Ocwen Asset Investment Corp. (the "Company"), a Virginia corporation, upon the terms and subject to the conditions set forth in the Prospectus, dated __________ ___, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Old Notes."

Aggregate Principal Amount                                       Name(s) of Registered Holder(s):
Tendered:
         ----------------------------------------------------    -------------------------------------------------------------
                                                                 Address(es):
Certificate No(s). (if available):
                                  ---------------------------    -------------------------------------------------------------

-------------------------------------------------------------    -------------------------------------------------------------
                                                                 Area Code and Telephone Number(s):
If Old Notes will be tendered by book-entry transfer, provide                                      ---------------------------
the following information:
                                                                 -------------------------------------------------------------
DTC Account Number:                                              Signature(s):
                   ------------------------------------------                 ------------------------------------------------
Date:
     --------------------------------------------------------    -------------------------------------------------------------

                                                                 -------------------------------------------------------------
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              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED


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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (a) bank; (b) (i) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (c)(i) a credit union; (d)(i) a national securities exchange, registered securities association or clearing agency; or (ii)(e) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository
Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

  The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:
             --------------------------------------   -----------------------------------------------
                                                                    (Authorized Signature)
Address:
        -------------------------------------------   Title:
                                                            ------------------------------------------

---------------------------------------------------   Name:
                                         (Zip Code)        -------------------------------------------
                                                                      (Please type or print)
Area Code and
Telephone Number:                                     Date:
                 ----------------------------------        -------------------------------------------

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.





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